Exhibit 99.7

November 18, 2009

Board of Directors of SOMPO JAPAN INSURANCE INC.

26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

Members of the Board of Directors:

We hereby consent to (1) the inclusion of our opinion letter, dated July 29, 2009, to the Board of Directors of SOMPO JAPAN INSURANCE INC. (“SOMPO”) as Annex B-2 to the Registration Statement on Form F-4 relating to the proposed share exchange involving SOMPO and NIPPONKOA Insurance Co., Ltd. and (2) the references to such opinion letter in such Registration Statement under the captions “The Share Exchange—Reasons for the Share Exchange—Determination of Sompo Japan’s Board of Directors” and “The Share Exchange—Reasons for the Share Exchange—Opinions of Sompo Japan’s Financial Advisors”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for any purposes of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Mizuho Securities Co., Ltd.

By:	/s/ KOJI MURANAKA
Koji Muranaka
Head of Advisory Group